Mitek Reports Record Second Quarter Revenue, Up 25% Year Over Year
Raises Full Year Revenue Guidance

SAN DIEGO, CA, May 1, 2018 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification software solutions, today announced its financial results for the second quarter of fiscal 2018 ended March 31, 2018.

Fiscal Second Quarter 2018 Financial Highlights

•	Revenue increased 25% year over year to a record $14.3 million.

•	SaaS revenue increased 91% year over year to $3.3 million.

•	GAAP net loss of $(1.2) million, or $(0.03) per share.

•	Non-GAAP net income of $2.1 million, or $0.06 per diluted share.

•	Total cash and investments of $45.3 million at the end of the fiscal second quarter.

Commenting on the results, James DeBello, Chairman and CEO of Mitek, said:

“The rapid erosion of trust in the digital world and the need to rebuild that trust is presenting a greater opportunity for Mitek than ever before. Mitek’s identity solutions squarely address this pain point and provide a solution for consumer facing companies looking to deploy ID solutions to rebuild trust in a digital world. We believe Mitek is well positioned to address the need for a digital trust solution in the multi-billion dollar consumer identity market.”

Fiscal 2018 Financial Guidance

For the fiscal year ending September 30, 2018, the Company is raising its previously provided guidance for full year total revenue of $57 million to $59 million to a new range of $59 million to $60 million, which would represent growth between 30% and 32% year over year. The Company continues to expect to generate a non-GAAP profit margin of approximately 19% to 20% for fiscal 2018.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results.

To listen to the live conference call, parties in the United States and Canada should dial 800-239-9838, access code 9848306. International parties should dial 323-794-2551, access code 9848306. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s identity verification solution allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of more than 6,100 organizations and used by tens of millions of consumers daily for mobile check deposit, new account opening, insurance quoting and more. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, and deferred taxes. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2018	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$25,238	$12,289
Short-term investments	19,146	30,279
Accounts receivable, net	7,797	7,099
Other current assets	3,359	1,209
Total current assets	55,540	50,876
Long-term investments	939	3,780
Property and equipment, net	2,278	613
Goodwill and intangible assets	18,245	5,311
Deferred income taxes	14,903	11,065
Other non-current assets	430	74
Total assets	$92,335	$71,719
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,304	$1,918
Accrued payroll and related taxes	3,411	3,709
Deferred revenue, current portion	3,953	3,305
Other current liabilities	4,659	602
Total current liabilities	14,327	9,534
Deferred revenue, non-current portion	609	85
Other non-current liabilities	3,678	692
Total liabilities	18,614	10,311
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 35,058,864 and 33,724,392 issued and outstanding, as of March 31, 2018 and September 30, 2017, respectively	35	34
Additional paid-in capital	89,109	78,677
Accumulated other comprehensive income	668	147
Accumulated deficit	(16,091)	(17,450)
Total stockholders’ equity	73,721	61,408
Total liabilities and stockholders’ equity	$92,335	$71,719

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Revenue
Software and hardware	$8,773	$7,797	$15,979	$13,780
SaaS, maintenance, and consulting	5,504	3,622	10,434	6,908
Total revenue	14,277	11,419	26,413	20,688
Operating costs and expenses
Cost of revenue—software and hardware	485	154	1,204	368
Cost of revenue—SaaS, maintenance, and consulting	1,232	676	2,130	1,353
Selling and marketing	5,348	3,704	10,123	7,542
Research and development	3,501	2,401	6,781	4,852
General and administrative	3,773	2,742	7,290	4,985
Acquisition-related costs and expenses	1,203	518	2,462	1,036
Total operating costs and expenses	15,542	10,195	29,990	20,136
Operating income (loss)	(1,265)	1,224	(3,577)	552
Other income, net	204	67	394	132
Income (loss) before income taxes	(1,061)	1,291	(3,183)	684
Income tax provision	(99)	(74)	(3,713)	(74)
Net income (loss)	$(1,160)	$1,217	$(6,896)	$610
Net income (loss) per share—basic	$(0.03)	$0.04	$(0.20)	$0.02
Net income (loss) per share—diluted	$(0.03)	$0.03	$(0.20)	$0.02
Shares used in calculating net income (loss) per share—basic	34,976	32,786	34,587	32,582
Shares used in calculating net income (loss) per share—diluted	34,976	34,815	34,587	34,818

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Net income (loss)	$(1,160)	$1,217	$(6,896)	$610
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,203	518	2,462	1,036
Litigation costs	—	—	50	—
Stock compensation expense	2,058	1,223	3,947	2,308
Income tax effect of pre-tax adjustments	(978)	—	(1,938)	—
Impact of tax reform on deferred taxes	—	—	4,417	—
Cash tax difference(1)	1,024	—	1,136	—
Non-GAAP net income	2,147	2,958	3,178	3,954
Non-GAAP income per share—basic	$0.06	$0.09	$0.09	$0.12
Non-GAAP income per share—diluted	$0.06	$0.08	$0.09	$0.11
Shares used in calculating non-GAAP net income per share—basic	34,976	32,786	34,587	32,582
Shares used in calculating non-GAAP net income per share—diluted	36,667	34,815	36,526	34,818

(1)
The Company’s non-GAAP net income per share is calculated using the cash tax rate of 3%. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the three and six months ended March 31, 2018 was negative 9% and negative 117%, respectively.

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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com